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                                                                   Exhibit 23.01

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-124738 on Form S-3, Registration Statement No. 333-129654 on Form S-4, and Registration Statement Nos. 333-118239, 333-56979, 333-07391, 333-18563,
333-28789, 333-109885, 333-68052, and 333-127050 on Form S-8 of our reports dated February 17, 2006, relating to the financial statements and financial statement schedule of Fisher Scientific International Inc. and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Fisher Scientific International Inc. for the year ended December 31, 2005.


/s/ Deloitte & Touche LLP

New York, New York
February 17, 2006